UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 23, 2017 (August 22, 2017)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer (Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 1, 2017 the Company entered into agreements (the “Agreements”) with certain holders (the “Holders”) of Company Common Stock Purchase Warrants pursuant to offer letters dated May 31, 2017 (the “Offer Letters”). Pursuant to the Agreements, the Company reduced the exercise price of such Warrants, the Holders exercised their Warrants and the Company issued to such Holders new Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase up to 2,500,000 shares of Common Stock at an exercise price of $0.60 per share, with an exercise period commencing six months after issuance and ending on March 6, 2022, and new Series B Common Stock Purchase Warrants (the “Series B Warrants” and, along with the Series A Warrants, the “Warrants”) to purchase up to 8,00,000 shares of Common Stock at an exercise price of $0.60 per share, with an exercise period of three months, commencing six months after issuance. The Warrants have cashless exercise provisions in the event that there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrants when they are exercisable (commencing in six months).

Subsequent to the foregoing transaction, the Company was informed by the NYSE MKT that such transaction would require stockholder approval. The Company disagrees with the position of the NYSE MKT. However, to resolve the issue, the Company and the Holders have entered into an exchange transaction (the “Exchange Transaction”) pursuant to which the Holders will exchange all of their Warrants for new warrants (respectively, the “Series A Exchange Warrants” and the “Series B Exchange Warrants” and, collectively, the “Exchange Warrants”) identical to the Warrants except as follows: The exercise price of both Exchange Warrants will be $0.45 per share, subject to adjustment therein, and the number of Series B Exchange Warrants to be issued will be proportionately reduced so that all Exchange Warrants in the Exchange Transaction will not exceed 19.9% of the number of the Company’s issued and outstanding shares of Common Stock as of May 31, 2017, the date of the Offer Letters.

The foregoing summaries of the terms of the Exchange Agreement between the Company and the Holders, the Series A Exchange Warrants and the Series B Exchange Warrants are subject to, and qualified in their entirety by, such documents filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Exchange Warrants by the Company and the shares of Common Stock issuable upon exercise of the Exchange Warrants is exempt from registration pursuant to Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of New Series A Warrant
4.2	Form of New Series B Warrant
10.1	Form of Agreement between the Company and the Warrantholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

August 23, 2017	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO